UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2016, Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”) announced that Jim Hart will retire as the President and Chief Executive Officer of Senn Delaney, effective January 1, 2017. Mr. Hart will serve as a senior advisor to the Heidrick & Struggles leadership team, reporting to Tracy Wolstencroft, President and Chief Executive Officer of Heidrick & Struggles.

Michael Marino, 65, Partner and Executive Vice President – Senn Delaney, will succeed Mr. Hart as President and CEO of Senn Delaney and be named Executive Vice President—Managing Partner of Heidrick & Struggles’ Culture Shaping business effective January 1, 2017.

There is no arrangement or understanding between Mr. Marino and any other persons pursuant to which he was selected as an officer. Mr. Marino has no family relationship with any director or executive officer of the Company, and has not been involved in any related person transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Marino will participate in various executive compensation plans at the same level as other executives. Full descriptions of the Company’s benefit and compensation plans are contained in the Company’s proxy statement which was filed with the Securities and Exchange Commission on April 22, 2016 and is incorporated herein by reference.

Item 7.01	Regulation FD

On November 17, 2016, the Company issued a press release announcing Mr. Hart’s retirement and Mr. Marino’s appointment. The press release is attached to this report as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC. (Registrant)

Date: November 18, 2016	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer